Exhibit 99.1

INVESTOR PRESENTATION MAY 2015 FOR INSTITUTIONAL AND OTHER ACCREDITED INVESTORS ONLY DRAFT

IMPORTANT DISCLOSURES The information contained herein has been prepared solely for informational purposes . This document contains information (about investment opportunities that you have requested) which is not intended for or available to certain investors in certain jurisdictions . Moreover, such investment opportunities have not been registered with the Securities and Exchange Commission (“SEC ”), and are only available to certain “accredited investors . ” This presentation does not constitute an offer or a solicitation of an offer to buy any security . Any offer or solicitation must be made only by means of a subscription or other definitive agreement provided by Cornerstone Bancshares, Inc . (“Company”) . Prospective investors, including non - U . S . investors, should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the acquisition, holding or disposal of interests, and any foreign exchange restrictions that may be relevant thereto . Any decision to invest in securities should be made only after reviewing, conducting such investigations as the investor deems necessary and consulting the investors’ own financial, legal , accounting, and tax advisors in order to make an independent determination of the suitability and consequences of participating in such investment . This presentation contains certain forward looking statements and projections of financial performance . Such projections are, by nature, based on anticipating future events that cannot be predicted with accuracy and there is no assurance that the projections can or will be achieved . Actual results will be dependent upon a number of factors that are beyond the control of the Company . Accordingly, the projections should not be viewed as an estimate, prediction or representation as to future results and should not be relied on in making an investment decision . Actual results may differ substantially . The information contained in this document is for information purposes only and based solely on information and data supplied by the Company and other third party sources . The information contained herein is not a complete analysis of every material fact respecting the Company, its subsidiary bank, the investment opportunity, the industry, or any particular security . While the information contained in this document is based on sources believed to be reliable, neither the Company nor its representatives or advisors have independently verified the facts, assumptions, and estimates contained in this document . Accordingly, no representation or warranty, expressed or implied, is made to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information and opinions contained in this document . The opinions and estimates expressed herein reflect only the current judgment of the Company, which opinions and estimates are subject to change without notice . Investment results may vary substantially over time and from period to period based on many factors and an investor could lose its entire investment . Before you make an investment decision based upon the information provided herein, you should be aware that the occurrence or non - occurrence of any of the events or assumptions described in this document could materially and adversely affect the business and/or transactions and investments described herein . Past performance is not necessarily indicative of future performance . Nothing contained in this presentation is or shall be deemed to be, or construed as any advice or recommendation to the recipient or any third parties as to whether or not such parties should enter into any transaction(s), make any investment, or take any investment, accounting, or corporate action in connection therewith . The information herein is qualified in its entirety by the subscription or other definitive agreement, and the risk factors contained therein, which you should read carefully before making any investment decision . AN INVESTMENT IN THESE SECURITIES IS SPECULATIVE AND INCLUDES A HIGH DEGREE OF RISK . INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT . SUCH INVESTMENTS ARE SUITABLE ONLY FOR PERSONS WHO ARE ABLE TO BEAR THE FINANCIAL RISKS ASSOCIATED WITH SUCH AN INVESTMENT . PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THESE RISKS BEFORE INVESTING . HOVDE GROUP, LLC (“HOVDE”) IS THE PLACEMENT AGENT TO THE COMPANY AND WILL RECEIVE COMPENSATION FROM THE COMPANY AS CONSIDERATION FOR SUCH SERVICES . HOVDE, AND/OR AFFILIATES OR PRINCIPALS OF HOVDE MAY ALSO HOLD POSITIONS IN AND/OR ENGAGE IN INVESTMENT BANKING OR OTHER INVESTMENT TRANSACTIONS WITH THE COMPANY . HOVDE IS A MEMBER OF FINRA/SIPC . 2

SAFE HARBOR STATEMENT Certain statements made in this presentation may constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . When used in this presentation, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend” and similar expressions identify forward - looking statements . Forward - looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements expressed or implied by such forward - looking statements . These risks, uncertainties and other factors include risks relating to ability to obtain regulatory approvals and meet other closing conditions of the merger ; ability to complete the financing transaction and the amount raised ; delay in closing the merger ; difficulties and delays in integrating the merging businesses or fully realizing cost savings and other benefits ; business disruption, including diversion of management time, following the merger and related transactions ; inability to achieve the benefits expected from the merger ; changes in businesses or prospects of Cornerstone or SmartFinancial before the merger is completed ; economic conditions in the local markets where we operate ; risk that the assumptions underlying projected results are incorrect ; changes in interest rates ; risks of default on and concentration of loans within our portfolio ; the possible insufficiency of our allowance for loan losses ; regional economic conditions ; competition ; governmental regulation and supervision ; failure or circumvention of our internal controls ; disruption of business or dilution of shareholder value as a result of mergers or acquisitions ; our ability to retain key personnel ; failure or disruption of our information systems ; technological change ; and other factors we describe from time to time in our periodic reports and in our Registration Statement on Form S - 4 filed in connection with the merger . We undertake no obligation to revise or update these risks, uncertainties and other factors except as set forth in our periodic reports . 3

TABLE OF CONTENTS I. INVESTMENT OPPORTUNITY II. COMPANY OVERVIEW III. MARKET LANDSCAPE IV. BANKING LANDSCAPE V. SUMMARY VI. APPENDIX – PROJECTED PRO FORMA FINANCIALS 4 Cedar Bluff, Knoxville Branch Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

Sevierville Branch I. INVESTMENT OPPORTUNITY 5 Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

INVESTMENT SUMMARY 6 Issuer: Cornerstone Bancshares, Inc. (Ticker: CSBQ) Summary of Offering: Private placement of common stock to institutional and other accredited investors (1) Offering Size: Up to $15,000,000 Offering Price: $3.75 to $3.85 # of Shares Offered: TBD Use of Proceeds: Primarily to redeem convertible preferred stock. Proceeds of offering will be escrowed pending close of merger with SmartFinancial , Inc. (see slide 8), and escrow will only be broken if all conditions to closing the merger have been met, including but not limited to, shareholder approval and regulatory approval of merger obtained. Placement Agent: Hovde Group, LLC Expected Closing: June - July 2015 (1) This offering is available only to “accredited investors” as defined in Regulation D under the Securities Act of 1933. Investors may be asked to provide third - party verification that they qualify as accredited investors . Shares of Cornerstone common stock issued pursuant to the upcoming offering may not be resold except pursuant to an effective re gistration statement filed with the Securities and Exchange Commission or an exemption from the requirement to sell pursuant to an effec tiv e registration statement. Cornerstone intends to use its best efforts to make an effective registration statement available for resales within 90 days from the effective date of the merger. In the absence of an effective registration statement, resales would have to comply with the restrictions of Rule 144, which requires, among other restrictions, a holding period of at least six months. Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation.

INVESTMENT HIGHLIGHTS OVERVIEW [1]



Just Under the Critical Size of $1 Billion in Assets
Largest Bank Based in East Tennessee[2]
Tremendous Opportunity to Gain Dislocated Customers from Four Recent M&A Deals
Attractive Demographics and Growth Opportunities in East Tennessee
Immediate Benefit from Repayment of High- Cost Preferred Equity
High Percentage of Deposit Base is Low-Cost Transaction Accounts
Tremendous Organic Loan Growth
Strong Asset Quality
Excellent Management Team with Multiple Decades of Combined Banking Experience
SmartFinancial, Inc.

7

Note: Unless otherwise stated, data above is as of December 31, 2014
Source: SNL Financial, SmartFinancial, Inc. management, and Cornerstone Bancshares, Inc. management
[1] Assumes the completion of the proposed merger of SmartFinancial, Inc. with and into Cornerstone Bancshares, Inc., which will be renamed "SmartFinancial, Inc."
[2] Excludes thrift institutions and credit unions. Refer to slides 43 and 44 in Section IV: Banking Landscape.

A TRANSFORMATIVE MERGER 8 Note: Unless otherwise stated, data above is as of December 31, 2014 Source: SNL Financial and Combined Company management 1 Excludes thrift institutions and credit unions. Refer to slides 43 and 44 in Section IV: Banking Landscape. • On December 5 , 2014 , SmartFinancial, Inc . ( $ 534 million in assets) and Cornerstone Bancshares, Inc . ( $ 416 million in assets) announced the proposed merger of their companies . Following the merger, the pro forma institution (the “Combined Company”) will operate under the name “SmartFinancial, Inc . ,” and its headquarters will be relocated to Knoxville, Tennessee . The Combined Company will consist of 12 full - service branches ( 10 in Tennessee and 2 in Florida) and a loan production office (“LPO”) in both Panama City, Florida and Dalton, Georgia . It will be the largest bank based in East Tennessee . 1 • The merger agreement, which remains subject to shareholder and regulatory approval, provides that each outstanding share of SmartFinancial common stock will be converted into the right to receive 4 . 20 shares of Cornerstone common stock (the “exchange ratio”) . The exchange ratio is subject to adjustment based on an anticipated reverse stock split of Cornerstone common stock at a 4 - to - 1 ratio . • To enhance the Combined Company’s capital position and facilitate regulatory approval of the merger, Cornerstone is commencing this private offering of its common stock to institutional and accredited investors . Cornerstone anticipates raising approximately $ 15 million in connection with this private offering and the successful completion of this private offering is a condition to closing of the merger . Assuming Cornerstone issues 4 , 000 , 000 shares of common stock in the private offering, we expect that SmartFinancial legacy shareholders, as a group, will own approximately 56 % of the outstanding shares of common stock of the Combined Company, Cornerstone legacy shareholders, as a group, will own approximately 28 % of the outstanding shares of common stock of the Combined Company, and investors in this private offering will own approximately 16 % of the outstanding stock of the Combined Company .

A TRANSFORMATIVE MERGER 9 • A natural geographic fit for two banks in East Tennessee • Significant franchise value accretion as the Combined Company is on the verge of $1 billion in assets • Enhanced liquidity: the legacy Cornerstone is an SEC filing company and traded under the ticker CSBQ on the OTCQB; the Combined Company will be re - tickered and apply to be listed on NASDAQ in connection with the closing of the merger Strategically Advantageous • Cornerstone’s $15 million of preferred equity (10% dividend) will be redeemed in connection with the closing of the merger • One time merger related expenses estimated at approximately $1.5 million pre - tax • No data processing termination penalty Financially Attractive • Comprehensive due diligence process completed • Thorough review of loan portfolio • Legacy SmartFinancial management team has merger and acquisition experience from the GulfSouth Private Bank acquisition, which should ensure that the SmartFinancial - Cornerstone combination is integrated smoothly • Strong pro forma capital ratios Low Risk Profile Note: Unless otherwise stated, data above is as of December 31, 2014 Source: Combined Company management

WHY INVEST IN THE COMBINED COMPANY?

scarcity value

- With $955 million in assets and 12 branches, the Combined Company will have an established and scalable platform from which to execute its strategic growth plans.
- When the recently announced sale of Chattanooga-based First Security Group closes, the Combined Company will be the 10th largest bank based in Tennessee and the *largest* bank based in East Tennessee (east of Nashville).[1]

customer dislocation: organic growth opportunities

- Due to recently announced mergers in East Tennessee, many legacy customers will either not like the acquiring bank, or vice versa, and voluntarily leave the bank or involuntarily be forced to take their business elsewhere. This "customer dislocation" will provide a tremendous opportunity for the Combined Company:
  - Northwest Georgia Bank (sale announced May 2015);
  - CapitalMark Bank & Trust (sale announced April 2015);
  - First Security Group, Inc. (sale announced March 2015); and
  - Jefferson Bancshares, Inc. (sale announced January 2014).
  - *This is a total of $2.8 billion assets and $2.3 billion in deposits whose customers could be looking for a new bank.*

whole bank acquisitions: inorganic growth opportunities

- Opportunistic management team is ready to build upon the current franchise.
- Nearby smaller banks may seek a sale or merger as Dodd-Frank becomes implemented and scale becomes increasingly important.

10

Note: Unless otherwise stated, data above as of December 31, 2014. Jefferson Bancshares data as of March 31, 2014.
Source: SNL Financial and Combined Company management
[1] Excludes thrift institutions and credit unions. Refer to slides 43 and 44 in Section IV: Banking Landscape.

WHY INVEST IN THE COMBINED COMPANY ? s table, low - cost core deposit base ▪ The legacy SmartFinancial had $156 million of transaction accounts at the end of 2014, which reflects an increase of $68 million, or 78% , since the beginning of 2013, and $117 million, or 298% , since the beginning of 2011 . ▪ The legacy SmartFinancial and Cornerstone have seen remarkable reductions in their deposit funding cost over the past few years. ▪ SmartFinancial’s cost of deposits has fallen from 1.44% for 2010Q4 to just 0.53% for 2014Q4. ▪ Cornerstone’s cost of deposits has fallen from 1.45% for 2010Q4 to just 0.52% for 2014Q4. elimination of high - cost capital ▪ Approximately $15 million of Cornerstone preferred equity at a current dividend of 10% will be redeemed at the closing of the merger. The elimination of the preferred equity will save the pro forma SmartFinancial approximately $1.5 million per year after tax. 11 Note: Unless otherwise stated, data above is as of December 31, 2014 Source: SNL Financial and Combined Company management

WHY INVEST IN THE COMBINED COMPANY ? g rowing loan portfolio ▪ From the beginning of 2012 to the end of 2014, the legacy SmartFinancial has grown loans from $234 million to $363 million, reflecting a growth rate of 55% . This increase of $130 million includes $48 million in 2014 alone. ▪ Over the same period, the legacy Cornerstone has grown loans from $268 million to $295 million. Note that the bank has been held back by its loan - to - deposit ratio, which stood at 96% as of the end of 2014. asset quality significantly improving ▪ Nonperforming assets (NPAs) - to - total assets ratio for both legacy companies was at a very low level at the end of 2014. ▪ SmartFinancial’s NPAs - to - assets ratio stood at 1.88% at the end of 2014; ▪ Cornerstone’s NPAs - to - assets ratio decreased from 7.14% at the end of 2012 to just 3.52 % at the end of 2014 – a 51% decrease in just two years. 12 Note: Unless otherwise stated, data above is as of December 31, 2014 Source: SNL Financial and Combined Company management

WHY INVEST IN THE COMBINED COMPANY ? projected performance highlights (1) ▪ Loan Growth ▪ 8%, or $60 million, in the first full year (2016); ▪ 6%, or $47 million, in the second full year (2017); and ▪ 6%, or $50 million, in the third full year (2018) of the Combined Company. ▪ Noninterest - bearing Deposit Growth ▪ 18%, or $22 million, in the first three full years (2016 - 2018) of the Combined Company. ▪ Net Interest Income Growth ▪ 11%, or $5 million, from 2016 through 2018 of the Combined Company. ▪ Noninterest Expense Growth ▪ Rising only 3%, or $1 million, from 2016 through 2018 of the Combined Company. ▪ Net Income Growth ▪ To equity: 32%, or $2 million, from 2016 through 2018 of the Combined Company; and ▪ To common equity: 54%, or $3 million , from 2016 through 2018 of the Combined Company. 13 Note: Unless otherwise stated, data above is as of December 31, 2014 Source: SNL Financial and Combined Company management 1 Refer to Appendix – Projected Pro Forma Financials for more detail

Downtown Chattanooga Branch 1 4 II. COMPANY OVERVIEW 14 Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

STAND-ALONE
FINANCIAL OVERVIEW – SMARTFINANCIAL, INC.(1)

SmartFinancial, Inc.

($ in thousands)	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	Quarter Ending 03/31/2014	06/30/2014	09/30/2014	12/31/2014
Balance Sheet									
Total Assets	$303,912	$328,071	$464,439	$507,702	$533,714	$495,791	$502,431	$531,942	$533,714
Net Loans	$233,661	$230,014	$308,825	$310,943	$359,523	$326,686	$342,327	$350,944	$359,523
Deposits	$258,473	$277,227	$412,115	$446,564	$454,807	$436,908	$441,567	$473,266	$454,807
Loans/Deposits	90.40%	82.97%	74.94%	69.63%	79.05%	74.77%	77.53%	74.15%	79.05%
Capital									
Total Equity	$31,548	$45,863	$52,325	$52,830	$55,888	$53,434	$53,603	$55,166	$55,888
Tangible Common Equity	$31,548	$33,863	$40,325	$40,830	$43,888	$41,434	$41,603	$43,166	$43,888
Equity/Assets	10.38%	13.98%	11.27%	10.41%	10.47%	10.78%	10.67%	10.37%	10.47%
Tangible Equity/Tangible Assets	10.38%	13.98%	11.28%	10.41%	10.48%	10.79%	10.68%	10.38%	10.48%
Tier 1 Leverage	10.24%	13.48%	10.75%	10.67%	10.83%	10.88%	11.04%	10.54%	10.83%
Tier 1 Risk-Based Capital	12.98%	18.08%	15.90%	15.64%	13.83%	15.02%	14.33%	14.06%	13.83%
Total Risk-Based Capital	14.24%	19.33%	17.07%	16.86%	14.73%	16.18%	15.41%	15.06%	14.73%
Profitability Measures									
Net Interest Margin	3.28%	3.82%	3.71%	4.11%	4.11%	4.23%	3.86%	4.25%	4.09%
Non Interest Income/Average Assets	0.36%	0.18%	1.79%	0.36%	0.13%	0.22%	0.03%	0.23%	0.03%
Non Interest Expense/Average Assets	2.68%	2.74%	2.96%	3.10%	3.19%	3.07%	3.19%	3.21%	3.27%
Efficiency Ratio	78.13%	73.49%	56.83%	74.44%	82.51%	74.34%	88.86%	79.56%	87.00%
ROAA	0.40%	0.57%	1.84%	0.57%	0.36%	0.51%	0.11%	0.48%	0.35%
ROAE	3.94%	4.94%	14.52%	5.21%	3.41%	4.74%	0.94%	4.52%	3.22%
Pre-Tax Pre-Provsion Net Rev. ($000s)	$2,197	$3,038	$8,010	$4,984	$3,266	$1,250	$432	$1,018	$566
Net Income ($000s)	$1,172	$1,740	$6,653	$2,673	$1,833	$630	$126	$615	$446
Asset Quality									
Nonperforming Assets/Assets	2.05%	2.06%	2.65%	1.18%	1.88%	1.84%	1.90%	1.83%	2.21%
Nonperforming Assets excl. TDRs/Assets	1.06%	0.77%	3.11%	1.18%	1.88%	1.71%	1.78%	1.69%	1.88%
NCOs/Avg Loans	0.22%	0.23%	0.33%	0.04%	0.20%	0.26%	0.32%	0.04%	0.46%
Reserves/Loans	1.52%	1.56%	1.19%	1.31%	1.07%	1.26%	1.18%	1.10%	1.00%
Reserves/NPAs	57.85%	54.16%	30.06%	62.12%	30.83%	45.61%	0.4279	40.03%	30.83%

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Source: SNL Financial and SmartFinancial, Inc. management
[1] Reflects historical standalone company data prior to any effects of the merger discussed on slide 8.

STAND-ALONE FINANCIAL OVERVIEW – CORNERSTONE BANCSHARES, INC. (1)

Cornerstone Bancshares, Inc.

($ in thousands)	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	Quarter Ending 03/31/2014	Quarter Ending 06/30/2014	Quarter Ending 09/30/2014	Quarter Ending 12/31/2014
Balance Sheet									
Total Assets	$441,499	$422,655	$443,446	$432,223	$415,740	$429,043	$419,894	$413,353	$415,740
Net Loans	$285,247	$267,765	$276,992	$289,440	$295,364	$292,952	$292,369	$298,390	$295,364
Deposits	$335,447	$314,042	$344,881	$341,414	$308,655	$341,725	$331,412	$316,313	$308,655
Loans/Deposits	85.03%	85.26%	80.32%	84.78%	95.69%	85.73%	88.22%	94.33%	95.69%
Capital									
Total Equity	$25,819	$35,208	$40,889	$40,134	$40,662	$40,696	$40,369	$40,396	$40,662
Tangible Common Equity	$23,092	$25,309	$26,067	$25,241	$25,698	$25,785	$25,440	$25,450	$25,698
Equity/Assets	5.85%	8.33%	9.22%	9.29%	9.78%	9.49%	9.61%	9.77%	9.78%
Tangible Equity/Tangible Assets	5.84%	8.33%	9.22%	9.28%	9.78%	9.49%	9.61%	9.77%	9.78%
Tier 1 Leverage	5.24%	7.56%	7.61%	7.49%	8.00%	7.71%	7.70%	7.90%	8.00%
Tier 1 Risk-Based Capital	8.05%	10.97%	10.58%	10.27%	10.51%	10.52%	10.47%	10.38%	10.51%
Total Risk-Based Capital	9.33%	12.24%	11.84%	11.31%	11.64%	11.49%	11.53%	11.48%	11.64%
Profitability Measures									
Net Interest Margin	3.43%	3.55%	3.85%	3.80%	3.90%	3.85%	3.88%	3.90%	3.97%
Non Interest Income/Average Assets	0.73%	0.27%	0.25%	0.45%	0.43%	0.30%	0.50%	0.48%	0.45%
Non Interest Expense/Average Assets	4.30%	3.17%	3.18%	3.23%	3.33%	3.10%	3.16%	3.52%	3.58%
Efficiency Ratio	94.51%	89.14%	84.54%	82.07%	81.55%	79.87%	76.86%	84.81%	84.66%
ROAA	-1.12%	0.24%	0.34%	0.39%	0.39%	0.39%	0.38%	0.39%	0.40%
ROAE	-15.79%	3.46%	3.78%	4.12%	4.04%	4.11%	4.05%	4.02%	4.06%
Pre-Tax Pre-Provsion Net Rev. ($000s)	$1,048	$1,663	$2,409	$3,024	$3,167	$665	$660	$1,012	$831
Net Income ($000s)	-$4,708	$1,030	$1,402	$1,681	$1,638	$412	$410	$405	$411
Asset Quality									
Nonperforming Assets/Assets	6.20%	6.88%	7.14%	4.59%	3.52%	4.82%	4.68%	4.39%	3.52%
Nonperforming Assets excl. TDRs/Assets	5.99%	6.25%	5.94%	3.82%	2.61%	4.04%	3.77%	3.53%	2.61%
NCOs/Avg Loans	1.31%	0.80%	0.63%	1.16%	0.08%	0.12%	0.01%	-0.05%	-0.01%
Reserves/Loans	3.20%	2.76%	2.22%	1.11%	1.18%	1.03%	1.14%	1.16%	1.18%
Reserves/NPAs	33.34%	25.45%	19.40%	16.16%	23.89%	14.56%	16.96%	19.15%	23.89%

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Source: SNL Financial and Cornerstone Bancshares, Inc. management

[1] Reflects historical standalone company data prior to any effects of the merger discussed on slide 8.

BRANCH NETWORK – ENTIRE FRANCHISE 17 Source: SNL Financial; note that Dalton, GA and Panama City, FL locations are LPOs, not full - service branches Combined Company

BRANCH NETWORK – EAST TENNESSEE 18 Source: SNL Financial Gatlinburg Pigeon Forge Sevierville Combined Company

BRANCH NETWORK – F LORIDA PANHANDLE Dothan Panama City (LPO) Destin Pensacola 19 Source: SNL Financial; note that Panama City location is an LPO, not a full - service branch Combined Company

SMARTBANK BRANCH PHOTOS – SEVIER COUNTY , EAST TENNESSEE 20 gatlinburg branch pigeon forge branch sevierville branch

21 cedar bluff branch montvue branch SMARTBANK BRANCH PHOTOS – KNOXVILLE , EAST TENNESSEE

22 Note: Panama City LPO not pictured pensacola branch destin branch SMARTBANK BRANCH PHOTOS – FLORIDA PANHANDLE

23 hixson branch east ridge branch CORNERSTONE BANK BRANCH PHOTOS – CHATTANOOGA AREA , TENNESSEE downtown branch

24 ooltewah branch gunbarrel road branch CORNERSTONE BANK BRANCH PHOTOS – CHATTANOOGA AREA , TENNESSEE

COMBINED COMPANY — KEY TEAM LEADERSHIP

	Post-Merger Titles	Age	Biography
William Y. Carroll, Jr.	President & CEO of the Combined Company and SmartBank	47	William ("Billy") Young Carroll, Jr. is the President and Chief Executive Officer of SmartBank and the President & Chief Executive Officer of SmartFinancial. Mr. Carroll also is a founding Director of SmartBank and SmartFinancial. A graduate of the University of Tennessee, he earned his bachelor's degree in Business Administration in 1990. Following graduation, Mr. Carroll worked for Kraft CPAs in Nashville, Tennessee, earning his Certified Public Accountant certification. He joined Citizens National Bank in 1992 where he held various management positions, including Executive Vice President and Chief Financial Officer. He also served on the Bank's board of directors as well as the Loan Committee and Asset Liability Committee. Mr. Carroll is active in the community and served as past President of the Sevier County High School Foundation; member of the Sevierville Planning Commission; President of the Sevier County's University of Tennessee Alumni chapter; and numerous other local organizations. Mr. Carroll currently serves on the Board of the Federal Reserve Bank, Nashville branch.
W. Miller Welborn	Chairman of the Combined Company and Cornerstone Bank	56	Chairman of the board of directors of Cornerstone and Cornerstone Community Bank since November 2009. Mr. Welborn is a Partner with the Lamp Post Group, a Chattanooga based small business incubator. Mr. Welborn also has served as President of Welborn & Associates, Inc., a Chattanooga based consulting firm specializing in transportation logistics, for more than ten years. He has been a director of Cornerstone since September 2005. Mr. Welborn has served on the boards of numerous trucking companies and associations. In addition, he served on the board of a publicly traded bank for many years and for two terms as a director of the Federal Reserve Bank of Atlanta's Birmingham Branch. He also serves on the boards of several non-profit organizations.
C. Bryan Johnson	Executive Vice President and Chief Financial Officer of the Combined Company and SmartBank	46	Mr. Johnson has served as Executive Vice President and Chief Financial Officer of SmartBank since 2011 and previously served as its Vice President and Controller since 2010. Mr. Johnson is a 1991 graduate of the United States Military Academy at West Point with a Bachelor of Science in Economics, Mathematical. After college, he attended Officer Basic Training and Airborne School before serving as an Artillery Officer with the First Armored Division in Europe. Following a deployment to Bosnia as the Battalion Intelligence officer, Mr. Johnson left the Army as a Captain. In 2000 Mr. Johnson received his J.D. and MBA in Finance from the University of Tennessee. Mr. Johnson has held the Chartered Financial Analyst Designation since 2000. Following graduate school, he joined Moon Capital Management, a registered investment advisor where he was primarily responsible for public company research. In addition, from 2002 to 2009 he taught senior level finance classes and a graduate accounting class at the University of Tennessee as an adjunct professor. He is a member of the CFA Society of East Tennessee and a member of the West Point Society of East Tennessee.
John H. Coxwell, Sr.	Executive Vice President and Chief Operating Officer of the Combined Company and Cornerstone Bank	64	Senior Executive Vice President of Cornerstone Community Bank since 2012. Prior to joining Cornerstone, Mr. Coxwell had a thirty-plus year career as a Certified Public Accountant (CPA) and financial institution specialist. His CPA experience includes managerial positions with Deloitte & Touche and, most recently, thirteen years as Managing Partner of Hazlett, Lewis & Bieter, PLLC. Originally from Waynesboro, MS, he is a graduate of Auburn University. His civic involvement includes board positions with the Chattanooga Symphony & Opera and READ Chattanooga (now Re:Start — the Center for Adult Education) where he also served as Board President. He is a former member of the Kiwanis Club of Chattanooga and the Chattanooga Downtown Rotary Club.

25

Source: Combined Company management

Gunbarrel Road Branch, Chattanooga III. MARKET LANDSCAPE 26 Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

2015 TOTAL POPULATION BY ZIP CODE – EAST TENNESSEE 27 Source: SNL Financial Combined Company

2015 - 2020 PROJECTED POPULATION CHANGE BY ZIP CODE (%) – EAST TENNESSEE 28 Source: SNL Financial Source: SNL Financial Combined Company

2015 TOTAL POPULATION BY ZIP CODE – FLORIDA PANHANDLE 29 Source: SNL Financial; note that Panama City location is an LPO, not a full - service branch Elgin Air Force Base Combined Company

2015 - 2020 PROJECTED POPULATION CHANGE BY ZIP CODE (%) – FLORIDA PANHANDLE 30 Source: SNL Financial; note that Panama City location is an LPO, not a full - service branch Elgin Air Force Base Combined Company

TENNESSEE – STATE OF THE YEAR 31 Business Facilities magazine has announced an unprecedented result for its top annual award in 2014 : Tennessee has become the magazine’s first back - to - back State of the Year winner . Tennessee, which previously won the top award in 2009 and 2013 . “We thought it would be hard for the Volunteer State to match last year’s performance, but the folks in Tennessee keep reeling in one mega - project after another,” said BF Editor in Chief Jack Rogers . “Most impressive, Tennessee seemed to pick up momentum as it went along . ” TN’s top five projects in 2014 netted nearly 8 , 000 new jobs, including the hotly contested Volkswagen expansion and a new Under Armour distribution center . In the last two months of 2014 , the state added to this tally with three major announcements : Bridgestone’s headquarters relocation, a 3 M manufacturing facility and a Target fulfillment center . “Tennessee is one of a handful of states that has clearly made economic development priority no . 1 ,” Rogers said . “With a powerhouse automotive cluster, world - class infrastructure and the nation’s most improved education system , we could be looking at a State of the Year dynasty in the making . ” Tennessee also has been the top state for Automotive Manufacturing Strength for four of the past five years . In 2014 , the state fended off a challenge from competing locations including Mexico to secure a major expansion of Volkswagen’s automotive assembly facility in Chattanooga . Tennessee’s burgeoning automotive sector includes nearly 1 , 000 companies, employs more than 115 , 000 workers and has an economic impact of more than $ 35 billion . Source: Business Facilities

CHATTANOOGA 32 Chattanooga, the fourth largest city in the state, is located in Southeast Tennessee on the border of Georgia at the junction of four interstate highways . The city has received national recognition for the renaissance of its beautiful downtown and redevelopment of its riverfront . The city and county have developed an extensive greenway system which includes five miles of constructed riverwalk beginning downtown and meandering through the historic art district and several parks . Attractions such as the Tennessee Aquarium, Lookout Mountain, Civil War battlefield sites, the Creative Discovery Museum for children, the African American Museum, and the Appalachian Trail bring thousands of people to the area, as do events like the Riverbend Festival, Bessie Smith Strut, Fall Color Cruise, the Southern Writers Conference, and the national softball championships . People who love the outdoors use Chattanooga as a base for hang gliding , bass fishing, mountain climbing and caving expeditions ; the verdant Smoky Mountains and Tennessee River watershed support the greatest variety of flora of any area in the United States . With its scenic beauty, stable population and economy, civic vitality and cross - sector partnerships, fiscal integrity, and strategic location, Chattanooga is one of the most progressive and livable mid - size cities in the U . S . In this decade . The city has won three national awards for outstanding "livability " and nine Gunther Blue Ribbon Awards for excellence in housing and consolidated planning . Source: www.chattanooga.gov

RECENT SNL NEWS ARTICLE H IGHLIGHTS CHATTANOOGA 33 Source: SNL Financial Chattanooga's economic strength brings bank buyers to the market Thursday, April 16, 2015 Tennessee's healthy and growing economy is attractive to banks, and the Chattanooga MSA in particular has garnered increasing attention from both in - state and cross - border institutions . "I think a lot of people see opportunity here," Colin Barrett, president of the Tennessee Bankers Association, said of the state in general and Chattanooga in particular . "There's a lot of excitement and energy around Chattanooga . “ And that buzz has resulted in several recent M&A deals in the region . The most recent deal in the market was Nashville, Tenn . - based Pinnacle Financial Partners Inc . 's pending acquisition of CapitalMark Bank & Trust . Prior to that, Atlantic Capital Bancshares Inc . announced plans to buy Chattanooga, Tenn . - based First Security Group Inc . , and in December 2014 , SmartFinancial, Inc . and Chattanooga, Tenn . - based Cornerstone Bancshares Inc . agreed to combine . Barrett told SNL those deals speak to the strength of Tennessee's economy and in particular that of the greater Chattanooga area . " Banks looking to acquire see a lot of potential in the market . And overall, we have seen a good amount of M&A activity throughout the state involving about 15 banks in the past year or so," he said . John Barker, president and CEO of Dunlap, Tenn . - based Sequatchie Valley Bancshares Inc . unit Citizens Tri - County Bank told SNL that Chattanooga has a "very stable" economy that he labeled as "better than most markets . " He said that is due in part to the presence of Amazon and Volkswagen . Online retailer Amazon in March announced it was trying to fill more than 400 full - time positions at its fulfillment center in Chattanooga . The Chattanooga distribution center employs about 2 , 500 full - time workers . Volkswagen in 2011 opened its only U . S . factory in Chattanooga to make the Passat and announced plans in 2014 for a $ 600 million addition to also build a sports utility vehicle . Volkswagen expects to employ more than 4 , 000 employees in Chattanooga once the addition is complete . Additionally , German chemical company Wacker is building a $ 2 . 4 billion polysilicon plant in nearby Charleston . It is expected to be functional in the second half of the year and will employ up to 650 workers by early 2016 , according to a March 15 report in the Chattanooga Times Free Press . The plant is the largest private construction project underway in Tennessee and one of the biggest in the Southeast, according to the report .

MARKET HIGHLIGHTS: CHATTANOOGA

CHATTANOOGA MARKET OVERVIEW

- The Chattanooga MSA has a population of 547,815, ranking it the fourth largest in the State of Tennessee.
- The city boasts two colleges: University of Tennessee at Chattanooga and Chattanooga State Community College.
- Chattanooga has three hospitals, including Erlanger Health System, Parkridge Hospital System, and Memorial Hospital System.
- The Chattanooga MSA is the fourth fasting growing MSA in Tennessee, a result of the addition of major employers in the past five years (Amazon, Alstom, Volkswagen).
- Abundance of technology start-ups due to the city's fiber-optic telecom service, which offers the first citywide gigabyte-per-second internet speeds:
  - "Gig-City" has created over a thousand jobs with the new high-speed bandwidth provided at a low cost.
  - Companies that use massive amounts of bandwidth are relocating to Chattanooga to crunch data at a faster pace.
  - Former factory buildings on Main Street have been converted to loft apartments, open-space offices, restaurants and shops. The city has welcomed a new population of computer programmers, entrepreneurs and investors.
- Chattanooga will soon be home to a new $62 million distribution center and regional headquarters for Coca-Cola.

COMPANIES WITH PRESENCE IN CHATTANOOGA

BlueCross BlueShield

McKee Foods Corporation

Coca-Cola

Covenant Transport

Luken Communications

CraftWorks Restaurants & Breweries, Inc.

unum

erlanger Health System

ASTEC Industries, Inc.

34

Source: Forbes, TimesFree Press, Chattanooga Chamber of Commerce

SEVIERVILLE , PIGEON FORGE , GATLINBURG 35 Sevier County, Tennessee is known as the "Gateway" to the Great Smoky Mountains National Park – the most visited national park in the country . Located off of Interstate 40 , Sevier County is comprised of the three most popular cities in the state – Pigeon Forge, Gatlinburg, and Sevierville . Over 10 million visitors choose Sevier County each year to enjoy great shopping, world - class theme parks, theaters and live entertainment, local festivals and events . Sevier County is also known as the Wedding Capital of the South . More couples a year come to get married in the mountain gateway towns of Gatlinburg, Pigeon Forge, or Sevierville than anywhere else in the U . S . except for Las Vegas and New York City . Pigeon Forge, specifically, has a five mile long parkway lined with more than 2000 hotel rooms, 50 attractions and 200 stores . It is home to about 5 , 000 full - time residents and a “second home” to over 11 million visitors a year who come to enjoy affordable attractions, filled with action - packed fun and family entertainment . The scenic Great Smoky Mountains, friendly people, down home hospitality and dining, patriotism, and a nostalgic air of yesteryear’s simpler times and family values truly make Pigeon Forge, TN the “All American Get - Away” for over 60 percent of the U . S . population within a day’s drive . Source: www.visitmysmokies.com

MARKET HIGHLIGHTS : SEVIERVILLE / PIGEON FORGE / GATLINBURG AREA SEVIERVILLE AREA MARKET OVERVIEW ▪ Sevierville and Pigeon Forge are tourist towns with populations of 15,979 and 6,192, respectively. ▪ 10 - year projected job growth rate of 32.60%. ▪ The development of the Great Smoky Mountains National Park has ushered in even greater levels of tourism in the region. ▪ Pigeon Forge is known for Dollywood (a theme park with over three million guests), many outlet malls, and numerous music theaters. ▪ With 10 million tourists every year, Pigeon Forge is a growing city that boasts 200 stores, 100 craft and gift shops, and dozens of hotels and restaurants. ▪ Dollywood has pumped hundreds of millions of dollars into the local economy through continuous investments, with the largest investment coming soon. ▪ “Winterfest” at Dollywood has taken the seasonality out of the tourism business and produces the busiest day of the year. COMPANIES WITH PRESENCE IN SEVIERVILLE AREA 36 Source: Forbes, Knox News

KNOXVILLE 37 The main campus of the University of Tennessee is home to nationally acclaimed schools of engineering, business and law . Founded in 1794 , UT has nine undergraduate colleges and eleven graduate colleges and has an enrollment of 28 , 000 students from all 50 states and more than 100 foreign countries . Seventeen additional colleges and training programs in the region produce a ready supply of trained workers . All these organizations feed the strong, entrepreneurial spirit found in Knoxville . The region’s employer base is diverse and robust . There are large government employers like the lab and UT, and many creative, innovative companies too . Knoxville and the area is one of the fastest growing regions for retirees, too . Due to the low cost of living and abundance of recreational activities – golf, hiking, shopping, etc . – there is no wonder why both workers and retirees are coming to Knoxville . Known as "The Valley,“ Knoxville is located conveniently at the crossroads of Interstates 40 , 75 , and 81 , nestled between the Cumberland Plateau and the Great Smoky Mountains . The city is home to 8 , 100 hotel rooms and 600 restaurants . While Knoxville is well grounded, it is also strongly positioned for the future and the technology - based world of business . One of the country's five national labs sits in Knoxville's backyard in Oak Ridge . Source: www.knoxvillechamber.com

MARKET HIGHLIGHTS : KNOXVILLE KNOXVILLE MARKET OVERVIEW ▪ The Knoxville MSA is the third largest MSA in Tennessee with a population of 859,610. ▪ Home to the University of Tennessee, Pellissippi State Community College, Johnson University, South College, and Knoxville College. ▪ 10 - year projected job growth rate of 35.70%. ▪ Knoxville is among the 10 fastest growing U.S. cities with roughly 25% of employers in the area expecting to hire. ▪ The Knoxville - Oak Ridge area is also called “Innovation Corridor,” as it is known as the primary alternative - energy hub. ▪ Top rated area for green job growth and is home to Oak Ridge National Laboratory, Scripps Network and many more. ▪ The Knoxville area is undergoing a major economic development with new housing, retail, and restaurants downtown, and significant investment in infrastructure and existing businesses that is slated to create thousands of new jobs. ▪ Knoxville can expect to see continued job growth with current companies in the area, including Tennessee Valley Authority (nation’s largest public powder provider), Pilot - Flying J (nation’s sixth largest private company), and The H.T. Hackney Company (nation’s fourth largest wholesale grocer). COMPANIES WITH PRESENCE IN KNOXVILLE 38 Source: Knoxville - Oak Ridge News, CNN Money, Forbes

FLORIDA PANHANDLE 39 Stunning white beaches, challenging golf and world - famous fishing define the Florida Panhandle . Snuggled against the Gulf of Mexico, the Panhandle is rightfully famed for its sugar - white sands and emerald - hued waters . Destin is widely known as the "world’s luckiest fishing village . " Destin also harbors world - class resorts and rentals – and some of the best shopping and dining anywhere . Pensacola offers art galleries, restaurants and cultural venues . Not only is this the place where all naval pilots train ; it also is home to the National Naval Aviation Museum and the Blue Angels Naval aerobatics team . In Panama City, St . Andrews State Park has been named the # 2 Beach in America by Trip Advisor . The 1 , 260 acre park has forests, sand dunes covered with sea oats, fresh and saltwater marshes, a lagoon swimming area, fishing jetties, hiking trails, 1 . 5 miles of beach and two campgrounds . Source: www.visitflorida.com

MARKET HIGHLIGHTS : FLORIDA PANHANDLE FLORIDA PANHANDLE MARKET OVERVIEW ▪ The Pensacola MSA is a sea port with a population of 474,195. ▪ 10 - year projected job growth rate of 38.60%. ▪ The city is known for its military presence. including the Naval Air Station Pensacola, Elgin Air Force Base and the Corry Station Naval Technical Training Center, employing nearly 15,000 individuals. ▪ Pensacola has eight local hospitals employing tens of thousands of individuals. ▪ The Port of Pensacola is building a new manufacturing facility that will increase jobs and activity at the existing port. ▪ The Crestview - Fort Walton Beach - Destin, FL MSA has a population of 260,761. ▪ 10 - year projected job growth rate of 44.30%. ▪ 2 nd fastest - growing MSA in Florida. ▪ Destin was voted as one of the 25 Most Recession - Resistant Cities , analyzed out of 499 metro areas. ▪ The Panama City, FL MSA has a population of 193,247. ▪ Named in 2010 as the #1 Metro Area for Economic Growth Potential in the U.S . ▪ Ranked the South’s # 1 Pro - Business Beach Community. COMPANIES WITH PRESENCE IN THE FL . PANHANDLE 40 Source: Forbes, Pensacola News Journal, Pensacola Chamber of Commerce, Southern Business & Development, U.S. Census Bureau

IV. BANKING LANDSCAPE Pensacola Branch 41 Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

$0 - $250 MM 14.4% $250 MM - $1.0B 34.7% $1.0 B - $3.0 B 15.9% $3.0 B - $10.0 B 6.7% >$10.0 B 28.3% TENNESSEE BANKING MARKET BY ASSET SIZE ▪ The Tennessee banking market is characterized by significant fragmentation as the majority of banks and thrifts have under $2 50 million in total assets. ▪ There are currently 11 banks and thrifts based in Tennessee (1) that have more than $1 billion in assets, a group that controls 51% of the market. (1)(2) When the recent sales of First State Bank and FSGBank close, there will be only 9 institutions. Given its projected growth, the Combined Company would likely join this select group within its first year of operation. (3) TOTAL ASSET MARKET SHARE BY BANK OR THRIFT SIZE COUNT OF BANKS AND THRIFTS BY TOTAL ASSETS Source: SNL Financial as of 12/31/14 1 Chartered in Tennessee and owned by Tennessee - based holding companies, if, in fact, owned by any holding company. 2 “Market” is defined as the total assets held by those banks described in footnote #1. 3 Once Cornerstone Community Bank is merged with SmartBank, which is scheduled to occur within 12 months of transaction closing . 42 98 65 9 1 1 0 20 40 60 80 100 120 $0 - $250 MM $250 MM - $1.0B $1.0 B - $3.0 B $3.0 B - $10.0 B >$10.0 B

Banks SNLTable New Rank New Rank Old Rank Institution City State Total Assets ($000) 1 1 1 First Tennessee Bank, National Association Memphis TN 25,462,316 2 2 2 Pinnacle Bank Nashville TN 5,997,867 3 3 3 FirstBank Lexington TN 2,424,729 N/A - Thrift 4 4 Home Federal Bank of Tennessee Knoxville TN 2,125,844 5 First State Bank Union City TN 1,922,938 4 5 6 Wilson Bank and Trust Lebanon TN 1,862,701 5 6 7 Franklin Synergy Bank Franklin TN 1,355,612 6 7 8 First Citizens National Bank Dyersburg TN 1,232,089 7 8 9 First Farmers and Merchants Bank Columbia TN 1,166,449 8 9 10 CapStar Bank Nashville TN 1,128,395 11 FSGBank, National Association Chattanooga TN 1,070,234 9 10 12 Avenue Bank Nashville TN 997,562 10 11 N/A Combined Company (2) Pigeon Forge / Chattanooga TN 955,432 13 CapitalMark Bank & Trust Chattanooga TN 930,377 11 12 14 Bank of Tennessee Kingsport TN 916,930 12 13 15 Independent Bank Memphis TN 905,965 13 14 16 First Volunteer Bank Chattanooga TN 880,718 14 15 17 Citizens National Bank Sevierville TN 861,978 15 16 18 F&M Bank Clarksville TN 839,930 16 17 19 Commercial Bank Harrogate TN 808,050 17 18 20 First National Bank of Pulaski Pulaski TN 734,170 Banks & Thrifts COMBINED BANK WILL BE THE 10 TH LARGEST BANK BASED IN TENNESSEE (1) 43 Source: SNL Financial as of 12/31/14 1 Largest banks and thrifts based on asset size, consisting only of those institutions chartered in Tennessee and owned by Tennessee - based holding companies, if, in fact, owned by any holding company. Refer to “Old Rank” column for 20 largest institutions prior to recently announced M&A transactions. 2 Once Cornerstone Community Bank is merged with SmartBank, which is scheduled to occur within 12 months of transaction closing. 20 Largest Banks and Thrifts (1) Based in Tennessee Prior to Recently Announced M&A Transactions SOLD SOLD SOLD

…AND THE LARGEST BANK BASED IN **EAST TENNESSEE**[1]

20 Largest Banks and Thrifts[1] Based in East Tennessee Prior to Recently Announced M&A Transactions

Banks: New Rank	Banks & Thrifts: New Rank	Old Rank	Institution	City	State	Total Assets ($000)
N/A - Thrift	1	1	Home Federal Bank of Tennessee	Knoxville	TN	2,125,844
SOLD		~~2~~	~~FSGBank, National Association~~	~~Chattanooga~~	~~TN~~	~~1,070,234~~
1	**2**	**N/A**	**Combined Company [2]**	**Pigeon Forge / Chattanooga**	**TN**	**955,432**
SOLD		~~3~~	~~CapitalMark Bank & Trust~~	~~Chattanooga~~	~~TN~~	~~930,377~~
2	3	4	Bank of Tennessee	Kingsport	TN	916,930
3	4	5	First Volunteer Bank	Chattanooga	TN	880,718
4	5	6	Citizens National Bank	Sevierville	TN	861,978
5	6	7	Commercial Bank	Harrogate	TN	808,050
6	7	8	First National Bank of Pulaski	Pulaski	TN	734,170
7	8	9	First National Bank of Tennessee	Livingston	TN	725,942
8	9	10	Clayton Bank and Trust	Knoxville	TN	708,292
9	10	11	SouthEast Bank	Farragut	TN	690,870
10	11	12	Citizens Bank	Elizabethton	TN	668,596
11	12	13	Citizens Bank of Lafayette	Lafayette	TN	666,644
12	13	14	Tennessee State Bank	Pigeon Forge	TN	633,830
13	14	15	Citizens Tri-County Bank	Dunlap	TN	627,403
14	15	16	Farmers Bank	Portland	TN	555,158
N/A	N/A	17	**SmartBank**	**Pigeon Forge**	**TN**	**533,900**
15	16	18	Citizens Bank	Carthage	TN	533,088
16	17	19	Citizens National Bank	Athens	TN	518,424
17	18	20	First National Bank of McMinnville	McMinnville	TN	476,170

44

Source: SNL Financial as of 12/31/14

[1] Largest banks and thrifts based on asset size, consisting only of those institutions chartered in East Tennessee and owned by Tennessee-based holding companies, if, in fact, owned by any holding company. Refer to "Old Rank" column for 20 largest institutions prior to recently announced M&A transactions.

[2] Once Cornerstone Community Bank is merged with SmartBank, which is scheduled to occur within 12 months of transaction closing.

PLUS , A TREMENDOUS OPPORTUNITY EXISTS TO ACQUIRE DISLOCATED CUSTOMERS 45 Source: SNL Financial . Data above as of December 31, 2014 ., except for Jefferson Bancshares, which is as of March 31, 2014 . 1 Includes Northwest Georgia Bank, which has the majority of its deposits and branches on the Tennessee side of Chattanooga. Jefferson Bancshares, Inc. ($499 million, announced Jan. 2014) First Security Group, Inc. ($ 1.1 billion, announced March 2015) CapitalMark Bank & Trust ($931 million, announced April 2015) Northwest Georgia Bank ($282 million , announced May 2015 ) Eastern Tennessee Banks Sold (1) Combined Company

GOOD CORE MARKETS, STRONG PRESENCE FOR EACH BANK

Deposit Market Share - Sevier County, TN

2014 Rank	Institution	2014 Number of Branches	2014 Total Deposits ($000)	2014 Deposit Market Share (%)
1	CNB Bancshares Inc.	13	529,855	25.73
2	TN State Bancshares Inc.	11	447,986	21.75
3	SmartFinancial Inc.	3	339,470	16.48
4	Sevier County Bancshares Inc.	6	286,023	13.89
5	First Horizon National Corp.	7	137,643	6.68
6	BB&T Corp.	6	114,559	5.56
7	Home Federal Bank of Tennessee	4	111,641	5.42
8	SunTrust Banks Inc.	1	66,874	3.25
9	U.S. Bancorp	3	19,224	0.93
10	Highlands Bankshares Inc.	2	6,093	0.30
	Market Total	*56*	*2,059,368*	*99.99*

Deposit Market Share - Hamilton County, TN

2014 Rank	Institution	2014 Number of Branches	2014 Total Deposits ($000)	2014 Deposit Market Share (%)
1	First Horizon National Corp.	18	2,026,965	30.21
2	SunTrust Banks Inc.	24	1,577,836	23.52
3	Regions Financial Corp.	21	1080496	16.10
4	CapitalMark Bank & Trust	1	510,884	7.61
5	Cornerstone Bancshares Inc.	5	331,628	4.94
6	First Security Group Inc.	7	274,670	4.09
7	Bank of America Corp.	4	226,988	3.38
8	First Volunteer Corp.	5	162,264	2.42
9	Community Trust & Banking Co.	4	114,657	1.71
10	BB&T Corp.	4	96,506	1.44
	Market Total	*107*	*6,709,283*	*95.42*

SEVIER COUNTY (TN)

Population	95,271
Expected 5-Year Population Growth	5.37% (vs. U.S. avg. of 3.52%)
Unemployment	6.20%
Expected 10-Year Job Growth	32.60%
Median Household Income	$42,698
Cost of Living Index	87.0 (less than U.S. avg. of 100)

HAMILTON COUNTY (TN)

Population	354,001
Expected 5-Year Population Growth	4.82% (vs. U.S. avg. of 3.52%)
Unemployment	5.60%
Expected 10-Year Job Growth	33.90%
Median Household Income	$48,818
Cost of Living Index	90.8 (less than U.S. avg. of 100)

46

Source: SNL Financial, Sterling's Best Places
Note: Deposit market share data as of latest available, which is 6/30/14, and includes banks that have since announced the sale of their institutions.

ADDITIONAL HIGH GROWTH FLORIDA AND TENNESSEE MARKETS

Deposit Market Share - Okaloosa County, FL

2014 Rank	Institution	2014 Number of Branches	2014 Total Deposits ($000)	2014 Deposit Market Share (%)
1	Synovus Financial Corp.	8	457,245	13.81
2	Regions Financial Corp.	7	420,324	12.70
3	Beach Community Bancshares Inc	6	340,859	10.30
4	Southern National Banks Inc.	8	271,926	8.22
5	Bank of America Corp.	5	262,140	7.92
6	Wells Fargo & Co.	5	240,203	7.26
7	BBVA	5	210,134	6.35
8	Florida First City Banks Inc.	4	209,965	6.34
9	First Florida Bancorp Inc.	3	187,096	5.65
10	Hancock Holding Co.	3	159,900	4.83
16	SmartFinancial Inc.	1	56,265	1.70
	Market Total	*72*	*3,309,884*	*85.08*

Deposit Market Share - Escambia County, FL

2014 Rank	Institution	2014 Number of Branches	2014 Total Deposits ($000)	2014 Deposit Market Share (%)
1	Regions Financial Corp.	11	767,683	20.96
2	Wells Fargo & Co.	8	507,064	13.84
3	Synovus Financial Corp.	7	388,920	10.62
4	Hancock Holding Co.	4	375,969	10.26
5	Bank of America Corp.	5	344,949	9.42
6	Servis First Bancshares Inc.	2	246,305	6.72
7	Home BancShares Inc.	3	182,384	4.98
8	Five Flags Banks Inc.	6	181,914	4.97
9	BBVA	4	159,441	4.35
10	SunTrust Banks Inc.	3	134,706	3.68
16	SmartFinancial Inc.	1	6,040	0.16
	Market Total	*65*	*3,662,845*	*89.96*

Deposit Market Share - Knox County, TN

2014 Rank	Institution	2014 Number of Branches	2014 Total Deposits ($000)	2014 Deposit Market Share (%)
1	First Horizon National Corp.	22	2,147,101	21.81
2	SunTrust Banks Inc.	23	2,076,844	21.10
3	Home Federal Bank of Tennessee	17	1,438,226	14.61
4	Regions Financial Corp.	18	1,312,432	13.33
5	BB&T Corp.	9	766,901	7.79
6	Pinnacle Financial Partners	5	507,601	5.16
7	Clayton HC Inc.	5	250,440	2.54
8	Bank of America Corp.	2	191,048	1.94
9	Mountain Commerce Bancorp Inc.	1	129,329	1.31
10	Educational Svcs of Am Inc.	1	111,844	1.14
20	SmartFinancial Inc.	2	40,617	0.41
	Market Total	*160*	*9,843,973*	*91.14*

47

Source: SNL Financial
Note: Deposit market share data as of latest available, which is 6/30/14, and includes banks that have since announced the sale of their institutions.

Ooltewah Branch V. SUMMARY 48 Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

WHY INVEST IN THE COMBINED COMPANY ? the right bank ▪ Once Cornerstone Community Bank and SmartBank are merged, the Combined Company will be the largest bank based in East Tennessee. ▪ On the verge of $1 billion in assets. ▪ A strong balance sheet with significant potential: a core deposit base, a diverse and growing loan portfolio, and strong asset quality. ▪ Gradual revenue enhancement and noninterest expense savings are typical objectives of any M&A transaction over time, but the SmartFinancial - Cornerstone merger also offers immediate benefits to common shareholders through redemption at transaction closing of Cornerstone’s preferred equity ($15 million at a 10% dividend). the right market; the right time ▪ Attractive demographics and growth opportunities in business - friendly markets. ▪ As a result of recent M&A consolidation and failed banks, East Tennessee and the Florida Panhandle have experienced and will continue to experience considerable customer dislocation, which is an opportunity for healthy, well - positioned banks. ▪ The Combined Company will have a talented and opportunistic management team that is ready to seize dislocated customers and lending talent, make acquisitions, and otherwise build - out the franchise. 49 Note: Unless otherwise stated, data above is as of December 31, 2014 Source: SNL Financial and Combined Company management

THANK YOU

contact information:

N. Frank Hughes
Cornerstone Bancshares, Inc.
President & CEO
835 Georgia Avenue
Chattanooga, TN 37402
(423) 385-3000

William Y. Carroll, Jr.
SmartFinancial, Inc.
President & CEO
2430 Teaster Lane, Suite 205
Pigeon Forge, TN 37863
(865) 453-2650

Michael Hedrei
Hovde Group, LLC
Managing Director,
Head of Institutional Sales
343 W. Erie St., Suite 430
Chicago, IL 60654
(201) 445-2462

CORNERSTONE BANCSHARES, INC.

SmartFinancial, Inc.

HOVDE GROUP

50

Note: Except as otherwise noted herein, the term "SmartFinancial, Inc." and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro-forma company of Cornerstone Bancshares, Inc. and SmartFinancial, Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation.

Hixon Branch VI. APPENDIX – PROJECTED PRO FORMA FINANCIALS 51 Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.

PROJECTED PRO FORMA BALANCE SHEET (2015-2018)

	Dec. 31, 2015E	Dec. 31, 2016E	Dec. 31, 2017E	Dec. 31, 2018E
Cash and cash equivalents	$ 51,480	$ 71,173	$ 73,333	$ 73,517
Investment securities available-for-sale, fair value	190,050	192,255	201,868	211,961
Investment securities held-to-maturity, amortized cost	34	25	25	25
Loans, net of deferred fees	727,571	787,580	834,835	884,925
Allowance for loan losses	(4,681)	(6,286)	(8,048)	(10,686)
Net loans	722,890	781,294	826,787	874,239
Bank premises and equipment, net	23,924	24,589	25,818	27,109
Other real estate owned	8,627	6,313	3,157	789
Goodwill	4	-	-	-
Deferred tax asset, net	4,018	4,018	4,018	4,018
Bank owned life insurance	-	-	-	-
Core deposit intangibles	2,495	2,235	2,069	1,904
Other assets	15,836	16,557	17,219	17,563
Total Assets	**$ 1,019,359**	**$ 1,098,459**	**$ 1,154,294**	**$ 1,211,125**
Deposits—noninterest-bearing	$ 121,067	$ 131,739	$ 135,691	$ 142,815
Deposits—interest-bearing	718,322	780,741	814,571	851,297
Total deposits	839,389	912,480	950,262	994,112
Securities sold under repurchase agreements	25,933	28,655	30,088	31,592
Other borrowings	43,582	43,582	39,006	40,956
Other liabilities	9,307	10,567	10,673	10,779
Total liabilities	918,211	995,284	1,030,028	1,077,439
Preferred Stock	12,000	12,000	-	-
Common Stock	5,771	5,771	7,271	7,271
Additional paid in capital	68,040	67,201	90,125	90,125
Retained earnings (deficit)	15,547	18,656	27,086	36,290
Accumulated other comprehensive income (loss)	(209)	(453)	(216)	(0)
Total shareholders' equity	101,148	103,175	124,266	133,686
Total Liabilities and Shareholders' Equity	**$ 1,019,359**	**$ 1,098,459**	**$ 1,154,294**	**$ 1,211,125**

52

Source: Combined Company management and S-4

PROJECTED PRO FORMA CAPITAL (2015 - 2018) 53 Source: Combined Company management and S - 4 CET $ 86,863 $ 89,394 $ 122,413 $ 131,782 Tier 1 98,863 101,394 122,413 131,782 Total Risk Based Capital 103,544 107,680 130,460 142,468 Average Assets 987,396 1,058,910 1,127,630 1,182,709 Risk Weighted Assets 762,270 817,479 870,530 913,052 Tier 1 CET Ratio 11.40% 10.94% 14.06% 14.43% Tier 1 Leverage Ratio 10.01% 9.58% 10.86% 11.14% Tier 1 Risk Based Capital Ratio 12.97% 12.40% 14.06% 14.43% Total Risk Based Capital Ratio 13.58% 13.17% 14.99% 15.60% Dec. 31, Dec. 31, 2017E 2018E Dec. 31, 2015E 2016E Dec. 31,

PROJECTED PRO FORMA INCOME STATEMENT (2015-2018)

	Dec. 31 2015E	Dec. 31 2016E	Dec. 31 2017E	Dec. 31 2018E
Interest income:				
Loans, including fees	$ 38,480	$ 43,225	$ 46,624	$ 50,140
Investment securities	3,507	3,772	3,889	4,290
Federal funds sold and other	144	238	200	200
Total interest income	42,131	47,235	50,713	54,630
Interest expense:				
Deposits	3,843	4,525	5,631	7,129
Other borrowings	542	783	714	822
Total interest expense	4,385	5,308	6,344	7,950
Net interest income	**37,746**	**41,927**	**44,369**	**46,679**
Provision for loan losses	1,875	1,985	2,330	3,240
Net interest income after loan loss provision	35,870	39,942	42,039	43,439
Non-interest income:				
Service charges on deposit accounts and other fees	1,210	1,743	2,005	2,305
Secondary market loan origination fees	266	475	523	575
Gain on sale of investment securities, net	-	-	-	-
Other noninterest income	3,712	1,754	1,930	2,123
Total non-interest income	**5,188**	**3,973**	**4,457**	**5,003**
Non-interest expense:				
Salaries and employee benefits	17,619	18,579	19,508	20,484
Occupancy and equipment	4,733	5,293	5,452	5,561
All other expenses	9,281	8,750	7,875	7,482
Total non-interest expense	**31,634**	**32,623**	**32,836**	**33,526**
Income before income tax expense	9,425	11,291	13,660	14,915
Income tax expense	3,816	4,324	5,230	5,711
Net income	**5,609**	**6,968**	**8,430**	**9,204**
Preferred Dividends	1,620	988		
Accretion of preferred stock discount	-	-	-	-
Net income available to common shareholders	**$ 3,989**	**$ 5,980**	**$ 8,430**	**$ 9,204**

54

Source: Combined Company management and S-4

PRO FORMA ASSUMPTIONS 55 2015 ▪ Uses 5.58% yield for loans derived from 2014 bank results ▪ Uses 0.56% cost of funds for interest bearing deposits ▪ Other borrowing costs decrease to 1.14% ▪ 15% increase in non-interest income due to merger adjustment ▪ 8.4% increase in payroll ▪ 36% increase in occupancy ▪ 19.8% decrease in other expense due to reductions in OREO & legal 2016 ▪ Uses 5.70% yield for loans derived from 2015 bank results ▪ Uses 0.60% cost of funds for interest bearing deposits ▪ Other borrowing costs increase to 1.80% ▪ 23% decrease in non-interest income as banks return to pre-merger revenue levels ▪ 5.5% increase in payroll ▪ 11.8% increase in occupancy ▪ 5.7% decrease in other expense due to reductions in OREO & legal ▪ $935 thousand accretion from Cornerstone loans 2017 ▪ Uses historic yields built into the 2016 bank budgets ▪ Loans increase +5bp's; interest bearing deposits increase 10 bp's ▪ Other borrowing decrease 5 bp's ▪ 10% increase in non-interest income ▪ 5% increase in payroll ▪ 3% increase in occupancy ▪ 10% decrease in other expense due to reductions in OREO & legal ▪ $935 thousand accretion from Cornerstone loans 2018 ▪ Uses historic yields built into the 2016 bank budgets builds on 2017 projection ▪ Loans increase +9bp's; interest bearing deposits increase 15 bp's ▪ Other borrowing costs decrease 10 bp's ▪ 10% increase in non-interest income ▪ 5% increase in payroll ▪ 3% increase in occupancy ▪ 5% decrease in other expense due to reductions in OREO & legal ▪ $935 thousand accretion from Cornerstone loans Pro Forma Assumptions Income Statement Source: Combined Company management and S - 4 2015 ▪ Addition of $15 million in common stock raised at closing ▪ Origination of a $8 million HC LOC ▪ Payoff of the Series A Preferred of $15 million at closing 2017 ▪ Sale of $30 million in common stock 1st Q 2017 ▪ Pay off the $8 million HC LOC with proceeds ▪ Pay off the SBLF preferred stock $12 million with proceeds 2015 ▪ 11.7% loan growth ▪ 20.6% increase in loan loss allowance ▪ 26.5% decrease in OREO ▪ 9.4% increase in non-interest bearing transaction accounts ▪ 9.9% increase in interest bearing deposits ▪ Other borrowings decrease $15 million primarily due to lower short term borrowings 2016 ▪ 8.25% loan growth ▪ 34% increase in loan loss allowance ▪ 26.8% decrease in OREO ▪ 8.7% increase in interest bearing deposits 2017 ▪ 6% loan growth ▪ 35% increase in loan loss allowance ▪ 50% decrease in OREO ▪ 10.5% decrease in other borrows driven by the HC LOC reduction 2018 ▪ 6% loan growth ▪ 30% increase in loan loss allowance ▪ 75% decrease in OREO ▪ Cashless transaction with the Directors for outstanding options maturing Feb. 2017 in the amount of $3.58 million Pro Forma Assumptions Capital Plan Balance Sheet

Note: Except as otherwise noted herein, the term “ SmartFinancial , Inc.” and the attendant investment opportunity contemplated by this presentation is intended to refer to the combined pro - forma company of Cornerstone Bancshares, Inc. and SmartFinancial , Inc., after giving effect to completion of the merger between such entities which was announced in December 2014. For information on the announced merger between those parties, see pg. 8 of this presentation Eleven other full - service branches and two loan production offices not pictured.